InferX Corporation Announces Alliance Agreement with e-Discovery/Technology Firm Crossfield Data Services; Michael Deale Appointed InferX Acting EVP

TYSONS CORNER, Va., Aug. 6, 2013 /PRNewswire/ -- InferX Corporation (OTC/PK: NFRX) finalized a strategic alliance with Crossfield Data Services ("Crossfield"), a leading advanced data analytics and technical support firm offering litigation, compliance, and government investigations support for commercial and government clients. Under terms of the agreement, Crossfield will support InferX's software development program and commercial launch of InferX's analytics products and solutions; provide technical liaison support for InferX's expanding teaming partners; provide communication infrastructure for inferX's upcoming Financial Analytic Management Solutions ("FAMS") cloud-based services; and, assist in developing new analytic solutions to meet emerging client needs. Under terms of the agreement, InferX is also granted first right of refusal for the next twelve (12) months to acquire Crossfield under terms subject to future negotiation.

Michael Deale, Crossfield President and a member of InferX's Management Advisory Board, will join the InferX management team and serve as Acting Executive Vice President – Services and Marketing, overseeing management of all InferX technical development and business development activities.

"Today's alliance with a highly experienced partner provides InferX with the critical analytics design, technical support, and infrastructure resources needed to leverage our proprietary technology and further strengthen InferX's market position," said Paul B. Silverman, InferX CEO and President. "Working with Michael Deale in recent months, it is clear that his appointment today significantly expands our executive team member with a strong contributor to support InferX's ambitious growth plans," said Silverman.

The primary focus for InferX's new service development is InferX's Global Analytics CloudTM ("GAC") cloud-based analytics solutions addressing user needs in healthcare, financial services, and the public sector. The initial target is launch of Financial Analytic Management Solutions ("FAMS"), offering users a family of integrated financial analytics solutions helping users maximize performance and mitigate risk.

"I look forward to working with Paul Silverman and the InferX team and see many exciting potential opportunities ahead," said Michael Deale, Crossfield President and InferX Acting EVP Services and Marketing. "Coupling InferX's expanding family of proprietary analytics solutions with Crossfield's proven analytics technology, processes, and technical infrastructure provides excellent positioning to address today's explosive 'big data' and analytics markets," said Deale.

About Crossfield Data Services

Crossfield Data Services provides advanced data analytics in support of litigation and government investigations. By utilizing in-house developed software and industry-leading practices, Crossfield can rapidly turn mountains of data into valuable information to support or disprove litigation theories. Structured ESI ("Electronically Structured Information"), are a source of facts which can be rapidly computed by examining large volumes of disparate raw data, often from diverse sources, providing advantages compare to traditional econometric models or sampling techniques often used by other litigation support data analytics practices. Crossfield also offers CFD Timekeeping Analysis, a proprietary toolkit designed to rapidly analyze timekeeping data and ensure compliance with FLSA regulations. Our consultants have applied the toolkit in class action litigations to create valuable information. The CFD toolkit provides support for legal teams to enter settlement negotiations with defensible, reliable information about potential liability. Crossfield's CFD Review, a proprietary e-Discovery processing and review software, runs in a dedicated e-Discovery processing environment to create the most advanced and flexible capabilities in the industry. Given the increasing complexity of e-Discovery, this flexibility reduces the cost and time burden when responding to opposing counsel's e-Discovery requests. Crossfield Data Services is headquartered in McLean, Virginia. For more information visit the company's website.

About InferX Corporation

InferX is a market leader in next generation distributed Predictive Analytics and Business Intelligence Products and Solutions. InferX has pioneered and commercialized a powerful, patented suite of advanced data analytical solutions that improve corporate performance across the enterprise in the healthcare, financial services, and government markets. The Company has two patents issued for its real time, distributed predictive analytics and business intelligence system. InferX is uniquely capable of delivering secure, real-time, and privacy preserving intelligence and decision support — all without the need to move data. InferX is headquartered in Tysons Corner, VA. For more information, visit the InferX website www.inferx.com

Forward-Looking Statements

Certain statements above, in press releases and NFRX officials oral statements are "Forward-Looking Statements" (FLS) according to the Private Securities Litigation Reform Act of 1995 (the "Act"). FLS include statements predictive in nature, depending upon or referring to future events / conditions, including words like "believes," "anticipates," "intends," "plans," "expects," and similar expressions. Statements concerning future financial performance (revenues, earnings, and growth rates), ongoing business strategies / prospects, and future actions, which may be provided by management, are also FLS as defined by the Act. The actual and any future results, performance or achievements of the Company, expressed or implied, may be materially different and vary significantly for different reporting periods due to FLS that involve known and unknown risks and other factors. See InferX's 10-K for 12/31/11 for a discussion of those risks. Management believes that the assumptions made and expectations reflected in the FLS are reasonable. There is no assurance that the underlying assumptions will prove to be correct and the actual future results may be different from expectations expressed above. These statements are not guarantees of future performance. NFRX has no specific intention to update these statements.

©2013 InferX Corporation. All rights reserved. All trademarks and company names mentioned are the property of their respective owners.

CONTACT: InferX Corporation, Tel 703-444-6030, Fax 703-444-2119, www.inferx.com, Investor Relations: SmallCapVoice.com, Inc., Phone: (512) 267-2430, Fax: (512) 267-2530, Email: info@smallcapvoice.com.